Exhibit 99.1

Statement of Revenues and Direct Operating Expenses

of Oil and Gas Properties Acquired by Murphy Oil Corporation

For the Year Ended December 31, 2017

Contents

Page
Independent Auditors’ Report	2

Financial Statements
Statement of Revenues and Direct Operating Expenses	3
Notes to the Statement of Revenues and Direct Operating Expenses	4

Independent Auditors’ Report

The Board of Directors

Murphy Oil Corporation:

Report on the Financial Statement

We have audited the accompanying Statement of Revenues and Direct Operating Expenses of oil and gas properties acquired by Murphy Oil Corporation (the “Gulf of Mexico Properties” or the “financial statement”) for the year ended December 31, 2017, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the Statement of Revenues and Direct Operating Expenses of the Gulf of Mexico Properties for the year ended December 31, 2017, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw your attention to the basis of presentation which describes that the financial statement was prepared for the purpose of complying with the rules and regulations under Rule 3-05 of the Securities and Exchange Commission Regulation S-X as described in Note A to the financial statement, and is not intended to be a complete presentation of the Gulf of Mexico Properties’ results of operations. Our opinion is not modified with respect to this matter.

Other Matters

Accounting principles generally accepted in the United States of America require that the supplemental information  relating to oil and natural gas producing activities be presented to supplement the basic financial statement. Such information, although not a part of the basic financial statement, is required by the United States Financial Accounting Standards Board who as described in Accounting Standards Codification Topic 932-235-50 considers the supplemental information to be an essential part of financial reporting for placing the basic financial statement in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic financial statement, and other knowledge we obtained during our audit of the basic financial statement. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ KPMG LLP

Houston, Texas

February 12, 2019

Statement of Revenues and Direct Operating Expenses

of Oil and Gas Properties Acquired by Murphy Oil Corporation

(in thousands)

Year Ended December 31,
2017

Oil and gas revenues	$591,329
Direct operating expenses	180,071
Excess of revenues over direct operating expenses	$411,258

See accompanying Notes to the Statement of Revenues and Direct Operating Expenses.

Notes to the Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired by Murphy Oil Corporation for the year ended December 31, 2017 (Audited)

Note A –  Basis of Presentation

On November 30, 2018, Murphy Exploration & Production Company – USA (Murphy), a subsidiary of Murphy Oil Corporation (the Company), and Petrobras America Inc. (PAI), a subsidiary of Petróleo Brasileiro S.A., entered into a transaction pursuant to the terms of the Contribution Agreement dated as of October 10, 2018, among Murphy, PAI, and MP Gulf of Mexico, LLC (MP GOM), a limited liability company previously 100% owned by Murphy. The transaction has an effective date of October 1, 2018.

Pursuant to the Contribution Agreement, Murphy contributed its interests in the Dalmatian, Clipper, Front Runner, Habanero, Kodiak, Tahoe, and Thunder Hawk fields and its interest in the Medusa Spar LLC to MP GOM. Additionally, PAI contributed its interests in the Cascade, Chinook, Lucius, St. Malo, Cottonwood, South Marsh Island, Northwestern, and South Hadrian fields and its interests in exploration blocks in the U.S. Gulf of Mexico (the Properties) to MP GOM. Murphy paid cash consideration of $900 million, subject to normal closing adjustments, to PAI on behalf of M PGOM. As a result of the transaction, PAI received a 20% membership interest in MP GOM, and Murphy’s membership interest in MP GOM was reduced to 80%. Murphy controls the operations of MP GOM, subject to certain PAI minority rights. In addition, Murphy is the contract operator of MP GOM’s assets. Murphy funded the transaction through a combination of cash-on-hand and its senior credit facility. The accompanying statement of revenues and direct operating expenses (Statement) relate to the operations of the Properties acquired by the Company.

The accompanying Statement include revenues from the sale of oil, natural gas, and natural gas liquids (NGLs) and direct operating expenses associated with the Properties for the periods prior to the closing date.  Revenues and direct operating expenses included in the Statement represent directly allocable amounts relating to the PAI’s interest in the Properties and are presented on the accrual basis of accounting. During the periods presented, the Properties were not accounted for or operated as a separate division or entity by PAI. Accordingly, complete financial statements under U.S. generally accepted accounting principles (GAAP) are not available or practicable to produce for the Properties. The Statement is not intended to be a complete presentation of the results of operations of the Properties and may not be representative of future operations as it does not include indirect general and administrative expenses; interest expense; depreciation, depletion, amortization and accretion; federal and state income taxes; and certain other revenues and expenses not directly associated with revenues from the sale of oil, natural gas, and NGLs. Accordingly, the accompanying Statement of the Properties are presented in lieu of the GAAP financial statements required under Item 3-05 of Securities and Exchange Commission (SEC) Regulation S-X.

Note B – Summary of Significant Accounting Policies

Use of Estimates: Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statement. These estimates and assumptions are based on management’s best estimates and judgment. Actual results may differ from those estimates.

Revenues: Total revenues in the accompanying Statement include the sale of oil, natural gas, and NGLs, net of royalties. Revenues from sales of oil, natural gas and natural NGLs are recorded when deliveries have occurred and legal ownership of the commodity transfers to the customer. Natural gas imbalances occur when actual gas sales volumes differ from the proportional share of production from the well and are accounted for using the sales method. Natural gas imbalances were insignificant for the year ended December 31, 2017.

Direct Operating Expenses: Direct operating expenses are recognized when incurred and include (a) lease operating expenses, which consist of salaries and wages, lease and well repairs and maintenance, lifting costs, utilities and other direct operating expenses; (b) production taxes; and (c) ad valorem taxes.

Notes to the Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired by Murphy Oil Corporation for the year ended December 31, 2017 (Audited)

Note B – Summary of Significant Accounting Policies (Contd.)

New Accounting Standards Issued but Not Yet Adopted

Revenue from Contracts with Customers.  In May 2014, Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) to establish a comprehensive new revenue recognition standard for contracts with customers that will supersede most current revenue recognition requirements and industry-specific guidance.  The codification was amended through additional ASU’s and, as amended, requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services.  Additional disclosures will be required to describe the nature, amount, timing and uncertainty of revenue and cash flows from contracts with customers. PAI adopted the new standard on January 1, 2018, using the modified retrospective method and direct revenues or operating expenses were not materially impacted.

Leases. In February 2016, the FASB issued ASU 2016-02 to increase transparency and comparability among companies by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous GAAP and this ASU is the recognition of right-of-use assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The new standard is effective for financial statements issued for annual periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted for all entities. Management is continuing to evaluate the provisions of this ASU and is therefore unable to disclose the impact that adopting ASU 2016-02 may have on the Statements for the Properties.

Note C –  Major Customers

During the year ended December 31, 2017, two customers accounted for 58% and 17% respectively, of total sales attributable to the Properties.

Management does not believe that the loss of any of these customers would have a material adverse effect because alternative customers are readily available.

Note D –  Commitments and Contingencies

Leases Obligations: PAI has various commitments under noncancelable operating lease agreements, principally for the use of floating production, storage and offloading (FPSO) unit, for the processing and storage of oil and gas produced from the Cascade and Chinook fields. Aggregate future payments under leases related to the Properties total $221.9 million, of which $99.6 million is expected to be paid in 2018, $100.3 million in 2019, and $22.0 million in 2020.

Contractual Obligations: PAI enters into various contractual agreements, primarily for gathering services, pipeline capacity, water, utilities, and other services. Aggregate future payments under contracts related to the Properties total $672.8 million, of which $180.1 million is expected to be paid in 2018, $70.7 million in 2019, $45.7 million in 2020, $39.0 million in 2021, $39.2 million in 2022, and $298.1 million thereafter.

Management is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

Note E –  Subsequent Events

Management has evaluated subsequent events through February 12, 2019, the date the Statement was available to be issued.

In 2018, the parent company settled litigation related to the Gulf of Mexico properties for $6.4 million.  The settlement had  no impact on the Statement presented.

Management has concluded there are no additional material subsequent events that would require disclosure in these Statements.

SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

The unaudited supplemental information on oil and gas exploration and production activities related to the Properties for the year ended December 31, 2017 has been presented in accordance with FASB Accounting Standards Codification (ASC) Topic 932, Extractive Activities—Oil and Gas and the SEC’s final rule, Modernization of Oil and Gas Reporting. All of the reserves attributable to the Properties are located in the Gulf of Mexico. Further, there are no proved reserves attributable to investees accounted for by the equity method related to the Properties.

Reserves of crude oil, synthetic oil, condensate, natural gas liquids and natural gas are estimated by PAI’s or independent engineers and are adjusted to reflect contractual arrangements and royalty rates in effect at the end of each year.  Many assumptions and judgmental decisions are required to estimate reserves.  Reported quantities are subject to future revisions, some of which may be substantial, as additional information becomes available from reservoir performance, new geological and geophysical data, additional drilling, technological advancements, price changes and other economic factors.

PAI’s estimations for proved reserves were generated through the integration of available geoscience, engineering, and economic data and commercially available technologies, to establish ‘reasonable certainty’ of economic productibility.  As defined by the SEC, reasonable certainty of proved reserves describes a high degree of confidence that the quantities will be recovered. In estimating proved reserves, PAI uses familiar industry-accepted methods for subsurface evaluations, including performance, volumetric and analogue-based studies. Where appropriate, PAI includes reliable geologic and engineering technology to estimate proved reserves.  Proved reserves are estimated by the PAI’s reservoir geologists and engineers in accordance with the reserve definitions prescribed by the SEC.

Summary of Proved Crude Oil and Natural Gas Reserves Based on Average Prices

The following table sets forth certain data pertaining to the Properties’ proved, proved developed and proved undeveloped reserves for the year ended December 31, 2017:

	Crude Oil (in millions of barrels)	Natural gas (in billions of cubic feet)
Proved developed and undeveloped crude oil and natural gas reserves:
December 31, 2016	91.1	85.3
Revisions of previous estimates	28.2	(26.9)
Improved recovery	-	-
Extensions and discoveries	-	-
Purchases of properties	-	-
Sales of properties	-	-
Production	(13.1)	(21.1)
December 31, 2017	106.2	37.3
Proved developed crude oil and natural gas reserves:
December 31, 2016	75.2	81.9
December 31, 2017	67.0	22.3

Proved undeveloped crude oil and natural gas reserves:
December 31, 2016	15.9	3.4
December 31, 2017	39.2	15.0

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows before income taxes related to the proved oil and gas reserves of the Properties is as follows:

(Millions of dollars)
December 31, 2017
Future cash inflows	$5,361.3
Future development costs	(618.0)
Future production costs	(2,291.3)
Future net cash flows	2,451.9
10% annual discount for estimated timing of cash flows	(762.5)
Standardized measure of discounted future net cash flows	$1,689.4

Reserve estimates and future cash flows are based on the average market prices for sales of oil and gas on the first calendar day of each month during the year. The average prices used for 2017 were $49.01 per barrel for crude oil, and $2.93 per Mcf for natural gas.

Future operating expenses and development costs are computed primarily by PAI’s petroleum engineers by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions. As mentioned above, the standardized measure presented here does not include the effects of income taxes as the tax basis for the Properties is not applicable on a go-forward basis. A discount factor of 10% was used to reflect the timing of future net cash flows.

The reported value of proved reserves is not necessarily indicative of either fair market value or present value of future cash flows because prices, costs and governmental policies do not remain static; appropriate discount rates may vary; and extensive judgment is required to estimate the timing of production.  Other logical assumptions would likely have resulted in significantly different amounts.  Changes in the standardized measure of discounted future net cash flows before income taxes related to the proved oil and gas reserves of the Properties are as follows:

(Millions of dollars)
Net changes in prices and production costs	$735.0
Net changes in development costs	(144.4)
Sales and transfers of oil and gas produced, net of production costs	(563.5)
Net change due to extensions and discoveries	-
Net change due to purchases and sales of proved reserves	-
Development costs incurred	230.0
Accretion of discount	75.9
Revisions of previous quantity estimates	443.0
Other	69.3
Net increase (decrease)	845.3
Standardized measure at January 1, 2017	844.1
Standardized measure at December 31, 2017	$1,689.4

Statements of Revenues and Direct Operating Expenses

of Oil and Gas Properties Acquired by Murphy Oil Corporation

For the Nine Months Ended September 30, 2018 and 2017

Contents

Page
Financial Statements
Statements of Revenues and Direct Operating Expenses	9
Notes to the Statements of Revenues and Direct Operating Expenses	10

Statements of Revenues and Direct Operating Expenses

of Oil and Gas Properties Acquired by Murphy Oil Corporation (Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2018	2017

Oil and gas revenues	$685,310	$422,170
Direct operating expenses	131,038	128,382
Excess of revenues over direct operating expenses	$554,272	$293,788

See accompanying Notes to the Unaudited Statements of Revenues and Direct Operating Expenses.

Notes to the Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired by Murphy Oil Corporation for the nine months ended September 30, 2018 and 2017 (Unaudited)

Note A –  Basis of Presentation

On November 30, 2018, Murphy, a subsidiary of the Company, and PAI entered into transaction pursuant to the terms of the Contribution Agreement dated as of October 10, 2018, among Murphy, PAI, and MP GOM, a limited liability company previously 100% owned by Murphy. The transaction has an effective date of October 1, 2018.

Pursuant to the Contribution Agreement, Murphy contributed its interests in the Dalmatian, Clipper, Front Runner, Habanero, Kodiak, Tahoe, and Thunder Hawk fields and its interest in the Medusa Spar LLC to MP GOM. Additionally, PAI contributed its interests in the Cascade, Chinook, Lucius, St. Malo, Cottonwood, South Marsh Island, Northwestern, and South Hadrian fields and its interests in exploration blocks in the U.S. Gulf of Mexico (the Properties) to MP GOM. Murphy paid cash consideration of $900 million, subject to normal closing adjustments, to PAI on behalf of MP GOM. As a result of the transaction, PAI received a 20% membership interest in MP GOM, and Murphy’s membership interest in MP GOM was reduced to 80%. Murphy controls the operations of MP GOM, subject to certain PAI minority rights. In addition, Murphy is the contract operator of MP GOM’s assets. Murphy funded the transaction through a combination of cash-on-hand and its senior credit facility. The accompanying statements of revenues and direct operating expenses (Statements) relate to the operations of the Properties acquired by the Company.

The accompanying Statements include revenues from the sale of oil, natural gas, and natural gas liquids (NGLs) and direct operating expenses associated with the Properties for the periods prior to the closing date.  Revenues and direct operating expenses included in the Statements represent directly allocable amounts relating to the PAI’s interest in the Properties and are presented on the accrual basis of accounting. During the periods presented, the Properties were not accounted for or operated as a separate division or entity by PAI. Accordingly, complete financial statements under U.S. GAAP are not available or practicable to produce for the Properties. The Statements are not intended to be a complete presentation of the results of operations of the Properties and may not be representative of future operations as they do not include indirect general and administrative expenses; interest expense; depreciation, depletion, amortization and accretion; federal and state income taxes; and certain other revenues and expenses not directly associated with revenues from the sale of oil, natural gas, and NGLs. Accordingly, the accompanying Statements of the Properties are presented in lieu of the GAAP financial statements required under Item 3-05 of SEC Regulation S-X.

Note B – Summary of Significant Accounting Policies

Use of Estimates: Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements. These estimates and assumptions are based on management’s best estimates and judgment. Actual results may differ from those estimates.

Revenues: Total revenues in the accompanying Statements include the sale of oil, natural gas, and NGLs, net of royalties. Revenue is recognized when a performance obligation is satisfied by transferring control over a commodity to a customer; the amount of revenue recognized reflects the consideration expected in exchange for those commodities. Revenue is measured based on consideration specified in a contract and excludes taxes and other amounts collected on behalf of third parties. Natural gas production imbalances are accounted for using the sales method. Natural gas imbalances were insignificant as of nine months ending September 30, 2018 and 2017.

Direct Operating Expenses: Direct operating expenses are recognized when incurred and include (a) lease operating expenses, which consist of salaries and wages, lease and well repairs and maintenance, lifting costs, utilities and other direct operating expenses; (b) production taxes; and (c) ad valorem taxes.

Notes to the Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired by Murphy Oil Corporation for the nine months ended September 30, 2018 and 2017 (Unaudited)

Note B – Summary of Significant Accounting Policies (Contd.)

Accounting Standards Adopted

Revenue from Contracts with Customers. In May 2014, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU), which established a comprehensive model of accounting for revenue arising from contracts with customers that superseded most revenue recognition requirements and industry-specific guidance. PAI adopted the new standard on January 1, 2018 using the modified retrospective method.  Prior to January 1, 2018, PAI followed the sales method of revenue recognition under Accounting Standards Codification (ASC) Topic 605 and recorded revenue when deliveries occurred, and legal ownership of the commodity transferred to the customer.

There was no impact to revenues resulting from application of the new ASU promulgated in ASC Topic 606 using the modified retrospective method.  The comparative information included within the Statements for September 30, 2017 has not been adjusted and continues to be reported under ASC Topic 605 – Revenue Recognition.

New Accounting Standards Issued but Not Yet Adopted

Leases. In February 2016, FASB issued an ASU 2016-02 to increase transparency and comparability among companies by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The main difference between previous GAAP and this ASU is the recognition of right-of-use assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The new standard is effective for financial statements issued for annual periods beginning after December 15, 2018 and interim periods within those annual periods. Early adoption is permitted for all entities. Management is continuing to evaluate the provisions of this ASU and is therefore unable to disclose the impact that adopting ASU 2016-02 may have on the Statements for the Properties.

Note C – Revenue from Contracts with Customers

Nature of Goods and Services

PAI explores for and produces crude oil, natural gas and NGL’s (collectively oil and gas) in the Gulf of Mexico, primarily in the Cascade, Chinook, Saint Malo and Lucius fields. Revenue is generally recognized when oil and gas are transferred to the customer at the delivery point. Revenue recognized is largely index based with price adjustments for floating market differentials. Additionally, revenue from sales to customers is generated from three primary revenue streams: crude oil, natural gas and NGL’s.

Performance Obligations

PAI recognizes oil and gas revenue when it satisfies a performance obligation by transferring control over a commodity to a customer. Judgment is required to determine whether some customers simultaneously receive and consume the benefit of commodities. As a result of this assessment, each unit of measure of the specified commodity is considered to represent a distinct performance obligation that is satisfied at a point in time upon the transfer of control of the commodity.

For contracts with market or index-based pricing, which represent the majority of sales contracts, PAI has elected the allocation exception and allocates the variable consideration to each single performance obligation in the contract. As a result, there is no price allocation to unsatisfied remaining performance obligations for delivery of commodity product in subsequent periods.

Note D –  Major Customers

During the nine months ended September 30, 2018, three customers accounted for 69%, 12%, and 10%, respectively, of total sales attributable to the Properties.  During the nine months ended September 30, 2017, these three customers accounted for 55%, 17%, and 0%, respectively, of total sales attributable to the Properties.

Management does not believe that the loss of any of these customers would have a material adverse effect because alternative customers are readily available.

Notes to the Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired by Murphy Oil Corporation for the nine months ended September 30, 2018 and 2017 (Unaudited)

Note E –  Commitments

Pursuant to the terms of the Contribution Agreement between Murphy and PAI, certain liabilities arising in connection with ownership of the Properties prior to the effective date were assumed by MP GOM.

Note F – Contingencies

PAI is subject to legal proceedings, claims, and liabilities that arise in the ordinary course of business as well as various environmental-remediation and reclamation obligations arising from federal, state, and local laws and regulations. Management does not believe that the liability with respect to these actions will have a material adverse effect on the operations or financial results of the Properties.

In 2018, the parent company settled litigation related to the Gulf of Mexico properties for $6.4 million.  The settlement had no impact on the Statements presented.

Note G –  Subsequent Events

Management has evaluated subsequent events through February 12, 2019, the date the Statements were available to be issued, and has concluded there are no material subsequent events that would require disclosure in these Statements.